Exhibit 10.8
Execution Version

ASSET REPRESENTATIONS REVIEW AGREEMENT
among
VERIZON OWNER TRUST 2019-C,
as Issuer
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer
and
PENTALPHA SURVEILLANCE LLC,
as Asset Representations Reviewer
Dated as of October 8, 2019

TABLE OF CONTENTS

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TABLE OF CONTENTS
(continued)
Page

Schedule A — Review Materials
Schedule B — Representations and Warranties and Tests

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ASSET REPRESENTATIONS REVIEW AGREEMENT, dated as of October 8, 2019 (this “Agreement”), among VERIZON OWNER TRUST 2019-C, a Delaware statutory trust, as issuer (the “Issuer”), CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS, a Delaware general partnership (“Cellco”), as servicer (the “Servicer”), and PENTALPHA SURVEILLANCE LLC, a Delaware limited liability company, as asset representations reviewer (the “Asset Representations Reviewer”).

BACKGROUND

In the normal course of their businesses, Cellco and the other Originators originate device payment plan agreements for various wireless devices.  In addition, the Master Trust holds certain device payment plan agreements originated by Cellco and certain other Originators.

In connection with a securitization transaction sponsored by Cellco in which the Issuer will issue Notes secured by a revolving pool of Receivables consisting of device payment plan agreements, certain of the Originators and/or the Master Trust have transferred an initial pool of Receivables and related property, and any of the Originators and/or the Master Trust may from time to time transfer additional Receivables and related property, to the Depositor, who will transfer them to the Issuer.  The Issuer has engaged the Servicer to service the Receivables.

The Issuer has granted a security interest in the Receivables to the Indenture Trustee, for the benefit of the Secured Parties, as security for the Notes issued by the Issuer under the Indenture.

The Issuer has determined to engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with the representations and warranties made by the Originators and the Servicer (with respect to Receivables transferred by the Master Trust) about the Receivables.

The parties agree as follows.

ARTICLE I

USAGE AND DEFINITIONS

Section 1.1   Usage and Definitions.  Capitalized terms used but not defined in this Agreement are defined in Appendix A to the Transfer and Servicing Agreement, dated as of October 8, 2019, among the Issuer, Verizon ABS LLC, as depositor (the “Depositor”) and Cellco, as Servicer, as marketing agent and as custodian.  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.

Section 1.2   Additional Definitions.

“Confidential Information” has the meaning stated in Section 4.9(b).

“Form Contract” has the meaning stated in Schedule A.

“Information Recipient” has the meaning stated in Section 4.9(a).

“Indemnified Person” has the meaning stated in Section 4.6(a).

“Issuer PII” has the meaning stated in Section 4.10(a).

“Monthly Fee” has the meaning stated in Section 4.3(a).

“Personally Identifiable Information” or “PII” has the meaning stated in Section 4.10(a).

“Review” means the performance by the Asset Representations Reviewer of the testing procedures for each Test and each Review Receivable solely in accordance with Section 3.4.

“Review Fee” has the meaning stated in Section 4.3(b).

“Review Materials” means, for a Review and a Review Receivable, the documents and other materials listed in Schedule A, as applicable.

“Review Notice” means the notice provided under Section 14.2 of the Indenture by the Indenture Trustee to the Asset Representations Reviewer, the Administrator and the Servicer.

“Review Receivable” means, for a Review, the 60-Day Delinquent Receivables as of the last day of the Collection Period before the date on which a Review Notice is delivered pursuant to  Section 14.2 of the Indenture.

“Review Report” means, for a Review, the report of the Asset Representations Reviewer as described in Section 3.5.

“Test” has the meaning stated in Section 3.4(a).

“Test Complete” has the meaning stated in Section 3.4(c).

“Test Fail” has the meaning stated in Section 3.4(a).

“Test Incomplete” has the meaning stated in Section 3.4(a).

“Test Pass” has the meaning stated in Section 3.4(a).

Section 1.3   Review Materials and Test Definitions.  Capitalized terms or terms or phrases in quotation marks used in the Tests, if not defined in Appendix A to the Transfer and Servicing Agreement or in this Agreement, refer to sections, titles or terms in the Form Contract or other Review Materials.

ARTICLE II

ENGAGEMENT OF ASSET REPRESENTATIONS REVIEWER

Section 2.1   Engagement; Acceptance.  The Issuer engages Pentalpha Surveillance LLC to act as the Asset Representations Reviewer for the Issuer.  Pentalpha Surveillance LLC accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms in this Agreement.

Section 2.2   Confirmation of Status.  The parties confirm that the Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations and warranties under the Transaction Documents, except as described in this Agreement with respect to the Eligibility Representation, or (b) determining whether noncompliance with the Eligibility Representation constitutes a breach of the Transaction Documents.

ARTICLE III

ASSET REPRESENTATIONS REVIEW PROCESS

Section 3.1   Review Notices.  Upon receipt of a Review Notice from the Indenture Trustee according to Section 14.2 of the Indenture and access to the Review Materials as described in Section 3.3(a), the Asset Representations Reviewer will start a Review.  The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice is received.

Section 3.2   Identification of Review Receivables.  Within ten (10) Business Days after receipt of a Review Notice, the Servicer will deliver to the Asset Representations Reviewer and the Indenture Trustee a list of the Review Receivables in Excel format (or such other format as mutually agreed to by the Servicer and the Asset Representations Reviewer).

Section 3.3   Review Materials.

(a) Access to Review Materials.  The Servicer will give the Asset Representations Reviewer access to the Review Materials for all of the Review Receivables within sixty (60) days after receipt by the Asset Representations Reviewer of the Review Notice by electronic posting to a password-protected website to which the Asset Representations Reviewer has access or by otherwise providing the Asset Representations Reviewer with a secure electronic copy or in another manner agreed by the Servicer and the Asset Representations Reviewer.  The Servicer shall use its best efforts to redact or remove Personally Identifiable Information from the Review Materials without changing the meaning or usefulness of the Review Materials for the Review.

(b) Missing or Insufficient Review Materials.  The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test.  If the Asset Representations Reviewer determines any missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event within ten (10) Business Days after receipt of access to the Review Materials.  The Servicer will have fifteen (15) Business Days to give the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct any such insufficiency.  If the missing or insufficient Review Materials or other documents or information have not been provided by the Servicer within fifteen (15) Business Days, the related Review Receivable will have a Test Incomplete for the Test or Tests that require use of the missing or insufficient Review Materials and the Review Report will report will include the reason for the Test Incomplete.

Section 3.4   Performance of Reviews.

(a) Test Procedures.  For a Review, the Asset Representations Reviewer will perform for each Review Receivable the procedures listed under “Tests” in Schedule B for each representation and warranty (each, a “Test”), using the Review Materials necessary to perform the procedures as stated in the Test.  For each Test and Review Receivable, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”), if the Test has not been satisfied (a “Test Fail”) or if the Test could not be concluded as a result of missing or incomplete Review Materials (a “Test Incomplete”).  If a Test or part of a Test cannot be performed for a Review Receivable because the Test circumstances do not apply to the Review Receivable, the Test will be considered to be satisfied and will be reported as a Test Pass.

(b) Review Period.  The Asset Representations Reviewer will complete the Review of all of the Review Receivables within sixty (60) days after receiving access to the Review Materials under Section 3.3(a).  However, if missing or additional Review Materials are provided to the Asset Representations Reviewer under Section 3.3(b), the Review period will be extended for an additional thirty (30) days.

(c) Completion of Review for Certain Review Receivables.  Following the delivery of the list of the Review Receivables and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer will promptly notify the Asset Representations Reviewer if a Review Receivable is paid in full by the Obligor or reacquired or acquired, as applicable, from the Issuer by an Originator or the Servicer according to the Transaction Documents.  If such a notice is received, the Asset Representations Reviewer will immediately terminate all Tests of such Receivable and the Review of the Receivable will be considered complete (a “Test Complete”).  In this case, the Asset Representations Reviewer will report a Test Complete for the Receivable on the Review Report and the related reason.

(d) Previously Reviewed Receivable; Duplicative Tests.  If a Review Receivable was included in a prior Review, the Asset Representations Reviewer will not perform any Tests on it, but will report the results of the previous Tests in the Review Report for the current Review and note that the results relate to a prior Review.  If the same Test is required for more than one representation or warranty listed on Schedule B, the Asset Representations Reviewer will only perform the Test once for each Review Receivable but will report the results of the Test for each applicable representation and warranty on the Review Report.

(e) Termination of Review.  If a Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) days before that Payment Date.  On receipt of notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver a Review Report.

Section 3.5   Review Reports.  Within five (5) days after the end of the Review period under Section 3.4(b), the Asset Representations Reviewer will deliver to the Administrator, the Depositor, the Issuer, the Servicer and the Indenture Trustee a Review Report indicating for each Review Receivable whether there was a Test Pass or a Test Fail for each Test, or whether the Review Receivable was a Test Incomplete or a Test Complete.  For each Test Fail, Test

Incomplete or Test Complete, the Review Report will indicate the related reason.  The Review Report will contain a summary of the Review results to be included in the Issuer’s Form 10-D report for the Collection Period in which the Review Report is received.  The Asset Representations Reviewer will ensure that the Review Report does not contain any Issuer PII.  On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional detail on the Test results.

Section 3.6   Review Representatives.

(a) Servicer Representative.  The Servicer will designate one or more representatives who will be available to assist the Asset Representations Reviewer in performing the Review, including responding to requests and answering questions from the Asset Representations Reviewer about the Review Materials or Tests, access to Review Materials on the Servicer’s originations, receivables or other systems, obtaining missing or insufficient Review Materials and/or providing clarification of any Review Materials or Tests.

(b) Asset Representations Reviewer Representative.  The Asset Representations Reviewer will designate one or more representatives who will be available to the Issuer and the Servicer during the performance of a Review to answer questions about the Review.

(c) Questions About Review.  The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Issuer, the Indenture Trustee or the Servicer until the earlier of (i) the payment in full of the Notes and (ii) one year after the delivery of the Review Report; provided, that, for any Receivables which was included in a prior Review, the one year requirement will start as of the date that the first Review Report in which that Receivable was included was delivered.  The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from a Noteholder or any other Person and will direct such questions or requests to the Servicer.

Section 3.7   Dispute Resolution.  If a Receivable that was reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under Section 11.2 of the Transfer and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding.  The reasonable expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 11.2 of the Transfer and Servicing Agreement.  However, if such expenses are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, the expenses will be paid by the Issuer according to Section 4.3(d).

Section 3.8   Limitations on Review Obligations.

(a) Review Process Limitations.  The Asset Representations Reviewer is not obligated to:

(i)              determine whether a Delinquency Trigger has occurred or whether the required percentage of the Noteholders has voted to direct a Review under the Indenture, and may rely on the information in any Review Notice delivered by the Indenture Trustee;

(ii)             determine which Receivables are subject to a Review, and may rely on the lists of Review Receivables provided by the Servicer;

(iii)            obtain or confirm the validity of the Review Materials and may rely on the accuracy and completeness of the Review Materials and will have no liability for any errors in the Review Materials;

(iv)            obtain missing or insufficient Review Materials from any party or any other source (other than its obligation to notify the Servicer pursuant to Section 3.3(b));

(v)             take any action or cause any other party to take any action under any of the Transaction Documents or otherwise to enforce any remedies against any Person for breaches of representations or warranties about the Review Receivables; or

(vi)            establish cause, materiality or recourse for any Test Fail.

(b) Testing Procedure Limitations.  The Asset Representations Reviewer will only be required to perform the testing procedures listed under “Tests” in Schedule B (as updated pursuant to Section 3.9), and will not be obligated to perform additional procedures on any Review Receivable or, except as set forth in Section 3.5, to provide any information other than a Review Report.  However, the Asset Representations Reviewer may provide additional information in a Review Report about any Review Receivable that it determines in good faith to be material to the Review.

Section 3.9   Updated Review Materials.  The Servicer acknowledges that it has provided the Asset Representations Reviewer with sample Review Materials, including a Data Tape, data dictionary and Form Contract which the Asset Representations Reviewer has relied on to program its systems to perform the Tests in the event of a Review.  If the Servicer updates, edits or otherwise makes material changes to its systems or to the Review Materials, the Servicer will promptly notify the Asset Representations Reviewer of any such material changes and provide new or updated sample Review Materials (and, to the extent impacted, the “Tests” in Schedule B) to the Asset Representations Reviewer.

ARTICLE IV

ASSET REPRESENTATIONS REVIEWER

Section 4.1   Representations and Warranties.  The Asset Representations Reviewer represents and warrants to the Issuer as of the Closing Date:

(a) Organization and Good Standing. The Asset Representations Reviewer is a validly existing limited liability company in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(b) Due Qualification. The Asset Representations Reviewer is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization. The execution, delivery, and performance of this Agreement has been duly authorized by the Asset Representations Reviewer by all necessary limited liability company action on the part of the Asset Representations Reviewer.

(d) No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Asset Representations Reviewer or any of its properties: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Asset Representations Reviewer of its obligations under, or the validity or enforceability of, this Agreement.

(e) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement by the Asset Representations Reviewer have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

(f) Binding Obligation. This Agreement constitutes, when duly executed and delivered by each other party hereto, a legal, valid and binding obligation of the Asset Representations Reviewer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.

(g) No Conflict. The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance and compliance with the terms of this Agreement by the Asset Representations Reviewer, (i) do not contravene (A) the organizational documents of the Asset Representations Reviewer, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.

(h) No Violation. The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance and compliance with the terms of this Agreement by the Asset Representations Reviewer will not violate any Law applicable to the

Asset Representations Reviewer, except where such violation would not reasonably be expected to have a Material Adverse Effect.

(i) Eligibility.  The Asset Representations Reviewer meets the eligibility requirements in Section 5.1.

Section 4.2   Covenants.  The Asset Representations Reviewer covenants and agrees that:

(a) Eligibility.  It will notify the Issuer and the Servicer promptly if it no longer meets the eligibility requirements in Section 5.1.

(b) Review Systems; Personnel.  It will maintain business process management and/or other systems necessary to ensure that it can perform each Test and, on execution of this Agreement, will load each Test into these systems. The Asset Representations Reviewer will ensure that these systems allow for each Review Receivable and any related Review Materials to be individually tracked and stored as contemplated by this Agreement.  The Asset Representations Reviewer will maintain adequate staff that is properly trained to conduct a Review as required by this Agreement.

(c) Maintenance of Review Materials.  It will maintain copies of any Review Materials, Review Reports and other documents relating to a Review, including internal correspondence and work papers, other than any PII returned or destroyed in accordance with Section 4.10(e), for a period of two years after the termination of this Agreement.

Section 4.3   Fees and Expenses.

(a) Monthly Fee.  As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive a monthly fee (the “Monthly Fee”), payable by the Issuer, on each Payment Date, beginning with the first Payment Date, in an amount equal to $416.67.  The Issuer will reimburse the Asset Representations Reviewer for all reasonable out-of-pocket expenses incurred or made by it in performing services under this Agreement, including fees and disbursements of its counsel.

(b) Review Fee.  Following the completion of a Review and the delivery of the Review Report pursuant to Section 3.5, or the termination of a Review according to Section 3.4(e), and the delivery to the Issuer, the Administrator and the Servicer of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $50,000 (the “Review Fee”).  If a detailed invoice is submitted on or before the first day of a month, the Review Fee will be paid by the Issuer starting on the Payment Date in that month.  However, if the Review is terminated according to Section 3.4(e), the Asset Representations Reviewer must submit its invoice for the Review Fee for the terminated Review no later than five (5) Business Days before the final Payment Date to be reimbursed no later than the final Payment Date.

(c) Reimbursement of Travel Expenses.  If the Servicer provides access to the Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review following the delivery to the Issuer, the Administrator and the Servicer of on receipt of a detailed invoice in respect of such expenses; provided that such reimbursable expenses may not exceed $20,000, unless otherwise authorized in advance by the Issuer.

(d) Dispute Resolution Expenses.  If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.7 and its reasonable expenses for participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, the Issuer will promptly reimburse the Asset Representations Reviewer for such expenses on receipt of a detailed invoice.

(e) Payments by Issuer.  All amounts payable by the Issuer under this Section 4.3 will be payable according to the priority of payments in Section 8.2 of the Indenture.

Section 4.4   Limitation on Liability.  The Asset Representations Reviewer will not be liable to any Person for any action taken, or not taken, in good faith under this Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement.  In no event will the Asset Representations Reviewer be liable for special, punitive, indirect or consequential losses or damages (including lost profit), even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.  The Asset Representations Reviewer will have no other duties, obligations or liabilities to any Person, including the Noteholders and the Certificateholders, other than as specifically set forth in this Agreement.

Section 4.5   Indemnification by Asset Representations Reviewer.  The Asset Representations Reviewer will indemnify each of the Issuer, the Depositor, the Administrator, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages, liabilities, reasonable attorney’s fees and other legal costs (including the fees and expenses of defending itself against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by that Person to enforce the indemnification obligations of the Asset Representations Reviewer) resulting from (a) the willful misconduct, bad faith or gross negligence of the Asset Representations Reviewer in performing its obligations under this Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement.  The Asset Representations Reviewer’s obligations under this Section 4.5 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.6   Indemnification of Asset Representations Reviewer.

(a) Indemnification.  The Issuer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified Person”), for all fees, expenses, losses, damages, liabilities reasonable attorney’s fees and other legal costs resulting from the performance of its obligations under this Agreement (including the fees and expenses of defending itself against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the indemnification obligations of the Issuer), but excluding any fee, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or gross negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in this Agreement.

(b) Proceedings.  If an Indemnified Person receives notice of a Proceeding against it, the Indemnified Person will, if a claim is to be made under Section 4.6(a), promptly notify the Issuer and the Administrator of the Proceeding.  The Issuer (or the Administrator on behalf of the Issuer) may participate in and assume the defense and settlement of a Proceeding at the expense of the Issuer.  If the Issuer (or the Administrator on behalf of the Issuer) notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, the Issuer (or the Administrator on behalf of the Issuer) will assume such defense with counsel reasonably satisfactory to the Indemnified Person and in a manner reasonably satisfactory to the Indemnified Person.  The Issuer (or the Administrator on behalf of the Issuer) will not be liable for legal fees and expenses of separate counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer or the Administrator, as applicable, and the Indemnified Person.  If the Indemnified Person has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Issuer and the Indemnified Person (including the existence of different legal defenses available to each party), the Issuer will pay for the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of a Proceeding may be made without the approval of the Issuer and the Indemnified Person, which approval will not be unreasonably withheld.

(c) Survival of Obligations.  The obligations of the Issuer and the Administrator (on behalf of the Issuer) under this Section 4.6 will survive the resignation or removal of the Asset Representations Reviewer and the termination of this Agreement.

(d) Repayment.  If the Issuer makes a payment to an Indemnified Person under this Section 4.6 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Issuer.

(e) Force Majeure.  The Asset Representations Reviewer shall not be liable for any delay or failure to perform its obligations hereunder to the extent such delay or failure is due in any part to an act of God, fire, natural calamities, war, terrorism, nuclear event, act or orders of governments, or other events beyond its reasonable and foreseeable control, including, but not limited to, loss of power and communications outages resulting from such events; provided, however, the Asset Representations Reviewer will use commercially reasonable efforts to resume performance as soon as practicable under the circumstances.

Section 4.7   Review of Asset Representations Reviewer’s Records.  The Asset Representations Reviewer agrees that, with reasonable advance notice not more than once during any year, it will permit authorized representatives of the Issuer (or the Administrator on behalf of the Issuer) or the Servicer, during the Asset Representations Reviewer’s normal business hours, to have onsite access to and review the facilities, processes, books of account, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance and (c) a claim made by the Asset Representations Reviewer under this Agreement; provided, that any review under this Section 4.7 will be subject to the confidentiality requirements of Section

4.9.  In addition, the Asset Representations Reviewer will permit the Issuer’s (or the Administrator’s on behalf of the Issuer) or the Servicer’s representatives to discuss the facilities, processes, books of account, records, reports and other documents and materials of the Asset Representations Reviewer with the Asset Representations Reviewer’s officers and employees.  Any access and review will be subject to, and may be restricted by, the Asset Representations Reviewer’s confidentiality and privacy policies and attorney-client privilege.  The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 4.8   Delegation of Obligations.  The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer, which consent will not be unreasonably withheld and will be provided promptly by the Issuer and the Servicer; provided, however, if such consent is not provided within four (4) Business Days, the Asset Representations Reviewer shall have a number of additional days to complete its Review equal to the number of days after the fourth Business Day taken by the Issuer or the Servicer to provide consent.  To the extent the Asset Representations Reviewer employs or uses the services of independent contractors to assist with the performance of the services under this Agreement, the Asset Representations Reviewer will remain solely responsible for the payment of any costs, fees or expense of any such contractor.  The Asset Representations Reviewer will remain fully responsible for the performance of its obligations and duties under this Agreement in accordance with the terms of this Agreement to the same extent and under the same terms and conditions as if it alone were performing those obligations and duties under this Agreement, without diminution of any such obligation or liability by virtue of any indemnification from any Person acting as its agents or subcontractor.  The Asset Representations Reviewer shall be entitled to enter into an agreement with any agent or subcontractor providing for indemnification of the Asset Representations Reviewer by such agent or subcontractor, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 4.9   Confidential Information.

(a) Treatment.  Each of the Issuer, the Servicer and the Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Section 4.9, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information.  The Confidential Information will not, (x) without the consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (each, an “ARR Information Recipient”) or (y) without the consent of the Asset Representations Reviewer be disclosed or used by the Issuer (or the Administrator on behalf of the Issuer) or the Servicer, or their respective officers, directors, employees, agents, representatives or affiliates, including legal counsel (each, an “Issuer Information Recipient” and, together with each ARR Information Recipient, the “Information Recipients”) other than for the purposes of performing or providing information for Reviews of Review Receivables or performing its respective obligations under this Agreement.  The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Issuer, Cellco or their Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b) Definition.  “Confidential Information” means oral, written and electronic materials (regardless of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer by the Issuer or the Servicer, or to the Issuer (or the Administrator on behalf of the Issuer) or the Servicer by the Asset Representations Reviewer, in each case, for the purposes contemplated by this Agreement, including (as applicable):

(i)              lists of Review Receivables and any related Review Materials;

(ii)             origination and servicing guidelines, policies and procedures, and Form Contracts; and

(iii)            notes, analyses, compilations, studies or other documents or records prepared by the Issuer, the Servicer or the Asset Representations Reviewer, as applicable, which contain information supplied by or on behalf of the Issuer, the Servicer, the Asset Representations Reviewer or their respective representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by an Information Recipient, (B) was available to, or becomes available to, an Information Recipient on a non-confidential basis from a Person or entity other than the Issuer (or the Administrator on behalf of the Issuer), the Servicer or the Asset Representations Reviewer, as applicable, before its disclosure to the Information Recipient who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer (or the Administrator on behalf of the Issuer), the Servicer or the Asset Representations Reviewer, as applicable, and is not prohibited from transmitting the information to the Information Recipient, (C) is independently developed by an Information Recipient without the use of the Confidential Information, as shown by the Information Recipient’s files and records or other evidence in its possession or (D) the Issuer (or the Administrator on behalf of the Issuer), the Servicer or the Asset Representations Reviewer, as applicable, gives permission to the Information Recipient to release.

(c) Protection.  Each of the Issuer, the Servicer or the Asset Representations Reviewer will take, and the Issuer will cause the Administrator to take, reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care.  The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 4.10.

(d) Disclosure.  If the Issuer (or the Administrator on behalf of the Issuer), the Servicer or the Asset Representations Reviewer, as applicable, is required by applicable Law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information.  However, before a required disclosure, the Issuer (or the Administrator on behalf of the Issuer), the Servicer or the Asset Representations Reviewer, as applicable, if permitted by applicable Law, regulation, rule or order, will use its reasonable efforts to notify the other parties to this Agreement of the requirement and will cooperate, (i) at the Asset Representations Reviewer’s expense, in the Asset Representations Reviewer’s pursuit of a proper protective order or other relief for the disclosure of its Confidential Information or (ii) at the Servicer’s expense, in the Issuer’s (or the Administrator’s on behalf of the Issuer) and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information.  If the Issuer (or the Administrator on behalf of the Issuer), the Servicer or the Asset Representations Reviewer, as applicable, is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the other parties to this Agreement will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e) Responsibility for Information Recipients.  The Asset Representations Reviewer will be responsible for a breach of this Section 4.9 by the ARR Information Recipients.  The Issuer and the Servicer will be responsible for a breach of this Section 4.9 by the Issuer Information Recipients.  The Issuer agrees to cause the Administrator to comply with this Section 4.9.

(f) Violation.  The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer, the Administrator and the Servicer and the Issuer (or the Administrator on behalf of the Issuer) and the Servicer may seek injunctive relief in addition to legal remedies.  If an action is initiated by the Issuer (or the Administrator on behalf of the Issuer) or the Servicer to enforce this Section 4.9, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees, incurred for the enforcement.  Each of the Issuer and the Servicer agrees that, and the Issuer will cause the Administrator to agree that, a violation of this Agreement may cause irreparable injury to the Asset Representations Reviewer and the Asset Representations Reviewer may seek injunctive relief in addition to legal remedies.  If an action is initiated by the Asset Representations Reviewer to enforce this Section 4.9, the prevailing party will be reimbursed for its fees and expenses, including reasonable attorney’s fees, incurred for the enforcement.

(g) Property.  All know-how, policies and procedures, intellectual property, and trade secret information conceived or originated by the Issuer, the Servicer or the Asset Representations Reviewer, as applicable, which arises out of the performance of the obligations and services under this Agreement, or any related material or information, will be the property of the Issuer, the Servicer or the Asset Representations Reviewer, as applicable.

(h) Survival.  This Section 4.9 will survive the termination of this Agreement, the termination of the Issuer and the resignation or removal of the Asset Representations Reviewer.

Section 4.10   Personally Identifiable Information.

(a) Definitions.  “Personally Identifiable Information” or “PII” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual.  “Issuer PII” means PII furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and PII developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b) Use of Issuer PII.  The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement.  The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes.  The Asset Representations Reviewer must comply with all Laws applicable to PII, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection.  The Asset Representations Reviewer will protect and secure Issuer PII.  The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable Law and this Agreement.  The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement.  These safeguards will include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (including intrusion protection, data storage protection and data transmission protection) and physical security measures.

(c) Additional Limitations.  In addition to the use and protection requirements described in Section 4.10(b), the Asset Representations Reviewer’s disclosure of Issuer PII is also subject to the following requirements:

(i) The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform a Review, (B) with the consent of the Issuer or (C) as required by applicable Law.  When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task.  The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.

(ii) The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the consent of the Issuer.

(d) Notice of Breach.  The Asset Representations Reviewer will notify the Issuer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.

(e) Return or Disposal of Issuer PII.  Except where return or disposal is prohibited by applicable Law, promptly on the earlier of the completion of the Review or the request of the

Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer.  Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable Law.

(f) Compliance; Modification.  The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 4.10.  The Asset Representations Reviewer and the Issuer agree to modify this Section 4.10 as necessary for either party to comply with applicable Law.

(g) Audit of Asset Representations Reviewer.  The Asset Representations Reviewer will permit the Issuer and its authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 4.10 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits.  The Issuer agrees to make reasonable efforts to schedule any audit described in this Section 4.10 with the inspections described in Section 4.7.

(h) Affiliates and Third Parties.  If the Asset Representations Reviewer processes the PII of the Issuer’s Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 4.10, and this Agreement is intended to benefit the Affiliate or third party.  The Affiliate or third party may enforce the PII related terms of this Section 4.10 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE V

RESIGNATION AND REMOVAL;
SUCCESSOR ASSET REPRESENTATIONS REVIEWER

Section 5.1   Eligibility Requirements for Asset Representations Reviewer.  The Asset Representations Reviewer must be a Person who (a) is not Affiliated with the Sponsor, the Depositor, the Issuer, the Servicer, the Administrator, the Marketing Agent, the Originators, the Master Trust, the Parent Support Provider, the Indenture Trustee, the Owner Trustee, the Cap or any of their Affiliates and (b) was not, and is not Affiliated with any Person that was, engaged by the Sponsor or any Underwriter to perform any due diligence on the Receivables prior to the Closing Date.

Section 5.2   Resignation and Removal of Asset Representations Reviewer.

(a) No Resignation.  The Asset Representations Reviewer will not resign as Asset Representations Reviewer unless it determines, in its sole discretion, that it is legally unable to perform its obligations under this Agreement and there is no reasonable action that it could take to make the performance of its obligations under this Agreement permitted under applicable Law.  The Asset Representations Reviewer will notify the Issuer and the Servicer of its resignation as soon as practicable after it determines it is required to resign and stating the resignation date, including written advice of counsel supporting its determination.

(b) Removal.  If any of the following events occur, the Issuer may remove the Asset Representations Reviewer and terminate its rights and obligations under this Agreement (other than rights and obligations accrued prior to such event, including the right to receive all amounts accrued and owing to it under this Agreement) by notifying the Asset Representations Reviewer:

(i)               the Asset Representations Reviewer no longer meets the eligibility requirements in Section 5.1;

(ii)              the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations in this Agreement; or

(iii)             an Insolvency Event of the Asset Representations Reviewer occurs.

(c) Notice of Resignation or Removal.  The Issuer will notify the Servicer, the Administrator, the Owner Trustee and the Indenture Trustee of any resignation or removal of the Asset Representations Reviewer.

(d) Continue to Perform After Resignation or Removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under this Agreement, until a successor Asset Representations Reviewer has accepted its engagement according to Section 5.3(b).  If no successor Asset Representations Reviewer has been appointed and accepted its appointment within thirty (30) days after the resignation or removal of the Asset Representations Reviewer, the Asset Representations Reviewer may petition a court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that meets the requirements set forth in Section 5.1.  The Issuer will reimburse the Asset Representations Reviewer for any reasonable out-of-pocket expenses (including, reasonable attorney’s fees) in connection with the replacement of the Asset Representations Reviewer, including any petition pursuant to this Section 5.2(d).

Section 5.3   Successor Asset Representations Reviewer.

(a) Engagement of Successor Asset Representations Reviewer.  Following the resignation or removal of the Asset Representations Reviewer, the Issuer will engage a successor Asset Representations Reviewer who meets the eligibility requirements of Section 5.1.

(b) Effectiveness of Resignation or Removal.  No resignation or removal of the Asset Representations Reviewer will be effective until the successor Asset Representations Reviewer has executed and delivered to the Issuer and the Servicer an agreement accepting its engagement and agreeing to perform the obligations of the Asset Representations Reviewer under this Agreement or entered into a new agreement with the Issuer on substantially the same terms as this Agreement.

 (c) Transition and Expenses.  If the Asset Representations Reviewer resigns or is removed, the Asset Representations Reviewer will cooperate with the Issuer and take all actions reasonably requested to assist the Issuer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer.

Section 5.4   Merger, Consolidation or Succession.  Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the Asset Representations Reviewer’s business, if that Person meets the eligibility requirements in Section 5.1, will be the successor to the Asset Representations Reviewer under this Agreement without the execution or filing of any documents (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Asset Representations Reviewer in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, notwithstanding anything to the contrary herein.

ARTICLE VI

OTHER AGREEMENTS

Section 6.1   Independence of Asset Representations Reviewer.  The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer, the Indenture Trustee or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless authorized by the Issuer, the Indenture Trustee or the Owner Trustee, respectively, the Asset Representations Reviewer will have no authority to act for or represent the Issuer, the Indenture Trustee or the Owner Trustee and will not be considered an agent of the Issuer, the Indenture Trustee or the Owner Trustee.  Nothing in this Agreement will make the Asset Representations Reviewer and any of the Issuer, the Indenture Trustee or the Owner Trustee members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

Section 6.2   No Petition.  The parties agree that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar Law.  This Section 6.2 will survive the termination of this Agreement.

Section 6.3   Limitation of Liability of Owner Trustee.  This Agreement has been signed on behalf of the Issuer by Wilmington Trust, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer.  In no event will Wilmington Trust, National Association in its individual capacity or as a beneficial owner of the Issuer be liable for the representations, warranties, covenants, agreements or other obligations of the Issuer under this Agreement.  For all purposes under this Agreement, the Owner Trustee is subject to, and entitled to the benefits of, the Trust Agreement.

Section 6.4   Termination of Agreement.  This Agreement will terminate on the earlier of (a) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (b) the date the Issuer is terminated under the Trust Agreement.  The Issuer will give the Asset Representations Reviewer advance notice of the occurrence of such events.

Section 6.5   Monthly Reports.  The Servicer will provide the Asset Representations Reviewer with a copy of the Monthly Investor Report at the same time it is provided to the Indenture Trustee, to the extent the Monthly Investor Report is not otherwise available from any publicly available source.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1   Amendments.

(a) Amendments.  The parties may amend this Agreement:

(i)               to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or to provide for, or facilitate the acceptance of this Agreement by, a successor Asset Representations Reviewer, in each case, without the consent of the Noteholders, the Certificateholders or any other Person;

(ii)             for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus, without the consent of the Noteholders, the Certificateholders or any other Person;

(iii)            to add any provisions to, or change in any manner or eliminate any provisions of, this Agreement, with the consent of the Certificateholders, if either (x) the Issuer or the Administrator delivers an Officer’s Certificate to the Indenture Trustee and the Owner Trustee stating that the amendment will not have a material adverse effect on the Noteholders or (y) the Rating Agency Condition is satisfied with respect to such amendment; or

(iv)             to add any provisions to, or change in any manner or eliminate any of the provisions of, this Agreement (x) if the interests of the Noteholders are materially and adversely affected, with the consent of the Noteholders of the Notes evidencing at least a majority of the Note Balance of the Controlling Class of Notes and (y) if the interests of the Certificateholders are materially and adversely affected, with the consent of the Certificateholders evidencing a majority of the Percentage Interest.

(b) Consent of Indenture Trustee and Owner Trustee.  The consent of the Indenture Trustee will be required for any amendment to this Agreement that has a material adverse effect on the rights, obligations, immunities or indemnities of the Indenture Trustee.  The consent of the Owner Trustee will be required for any amendment to this Agreement that has a material adverse effect on the rights, obligations, immunities or indemnities of the Owner Trustee, which consent will not be unreasonably withheld.

 (c) Notice of Amendments.  Promptly after the execution of an amendment, the Issuer will deliver, or will cause the Administrator to deliver, a copy of the amendment to the Indenture Trustee and the Rating Agencies, and the Indenture Trustee will notify the Noteholders of the substance of the amendment.

Section 7.2   Assignment; Benefit of Agreement; Third Party Beneficiaries.

(a) Assignment.  Except as stated in Section 5.4, this Agreement may not be assigned by the Asset Representations Reviewer without the consent of the Issuer and the Servicer.

(b) Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Owner Trustee and the Indenture Trustee, for the benefit of the Noteholders, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Asset Representations Reviewer and the Servicer.  No other Person will have any right or obligation under this Agreement.

Section 7.3   Notices.

(a) Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)               for personally delivered, express or certified mail or courier, when received;

(ii)              for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)             for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)             for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b) Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule B to the Transfer and Servicing Agreement, which address the party may change at any time by notifying the other parties.

Section 7.4   GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES).

Section 7.5   Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 7.6   WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 7.7   No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under Law.

Section 7.8   Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 7.9   Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 7.10    Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

Section 7.11    Non-exclusive Agreement.  The Asset Representations Reviewer and its affiliated companies may provide services to other clients, including, but not limited to, persons and entities in the same or similar businesses as the Issuer and the Servicer, without notice to or consent from the Issuer or the Servicer.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

VERIZON OWNER TRUST 2019-C,
as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee of Verizon Owner Trust 2019-C

By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Assistant Vice President

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer

By:	/s/ Kee Chan Sin
Name: Kee Chan Sin
Title: Vice President and Assistant Treasurer

PENTALPHA SURVEILLANCE LLC,
as Asset Representations Reviewer

By:	/s/ James Callahan
Name: James Callahan
Title: Executive Director and Solely as an Authorized Signatory for Pentalpha Surveillance LLC

Schedule A

Review Materials

1.	Forms of device payment plan agreements (each, a “Form Contract”) applicable to the Receivables; and
2.	An electronic data tape (the “Data Tape”) describing certain characteristics of the Receivables as of the Cutoff Date or such other applicable date of determination.

Schedule B

Representations and Warranties and Tests

Representation and Warranty	Tests
As of the related Cutoff Date, the Obligor on the account for such Receivable had a billing address in the United States or in a territory of the United States.	Check that state code indicated on Data Tape is a US state or US territory.
As of the related Cutoff Date, the remaining term of the Receivable is less than or equal to 24 months.	Check that remaining installments indicated on Data Tape are less than or equal to 24 months.
The Receivable did not contain a contractual right to an upgrade of the Device related to such device payment plan agreement, at the time such Receivable was originated.	Check that Form Contract used at the time of sale date is an approved form.
The origination date of the Receivable was at least 15 days prior to the related Cutoff Date.	Check that sale date indicated on Data Tape is greater than 15 days prior to the related Cutoff Date.
As of the related Cutoff Date, as indicated on the records of the Originator or one of its Affiliates, the Obligor on the account for such Receivable maintains service with Verizon Wireless.	Check that account status on Data Tape is active.
Under the Receivable, there is no prepayment penalty.	Check that Form Contract used at time of sale date does not contain a prepayment penalty.
As of the related Cutoff Date, as indicated on the records of the Originator or one of its Affiliates, the Receivable is not associated with the account of a business customer or government customer.	Check that customer type on Data Type is “PE” or “ME.”
As of the related Cutoff Date, the Obligor on the account for such Receivable is not indicated to be subject to a current bankruptcy proceeding on the records of the related Originator or one of its Affiliates, acting as its agent.
Check that bankruptcy status on Data Tape is not open.
As of the related Cutoff Date, the Receivable is not a Receivable that is part of an account (A) on which any amount is 31 days or more Delinquent by the Obligor or (B) that is in	Check that Data Tape indicates that the account related to the Receivable is less than 31 days past due and that account and line is active.

Representation and Warranty	Tests
“suspend” or “disconnect” status (including as a result of the application of the Servicemembers Civil Relief Act, as amended) in accordance with the Servicing Procedures.
The Receivable is denominated and payable only in U.S. dollars.	Check that Form Contract used at time of sale date indicates that it is payable in U.S. dollars.
The Obligor under such Receivable is required to make payments no less frequently than monthly under the related device payment plan agreement.	Check that Data Tape indicates monthly payments.
As of the related Cutoff Date, the outstanding balance of the Receivable does not exceed $2,500.	Check that unpaid balance indicated on Data Tape is less than or equal to $2,500.
As of the related Cutoff Date, either (i) at least one monthly payment made by the Obligor under the related device payment plan agreement has been received with respect to the related Receivable or (ii) the related Obligor has at least one year of Customer Tenure with Verizon Wireless.
Check that Data Tape (i) has the first payment indicated as “YES” or (ii) indicates customer tenure is greater than or equal to 1yr.
The Receivable was originated in, and is subject to the Laws of, a jurisdiction which permits the transfer and assignment of the Receivable, and the terms of the Receivable do not contain a requirement that the related Obligor consent to the transfer or assignment of the rights to payment of the related Originator under such Receivable.
Check that Form Contract used at time of sale date is an approved form.
At the time of origination, the Receivable complied in all material respects with any requirements of Law applicable thereto.	Check that Form Contract used at time of sale date is an approved form.
The Receivable constitutes the legal and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws relating to and limiting creditors’ rights generally and by general principles of equity (regardless of whether
Check that Form Contract used at time of sale date is an approved form.

Representation and Warranty	Tests
enforcement is sought in a proceeding in equity or in law)).
As of the related Cutoff Date, neither the Originator’s receivables systems nor the Receivable File indicates that the Receivable was satisfied or rescinded.	Check that loan status indicated on Data Tape is active.